Exhibit 5.1

December 6, 2012

Precision Optics Corporation, Inc.
22 East Broadway

Gardner, MA 01440

Re: Registration Statement on Form S-1

Gentlemen:

I have acted as counsel for Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended, up to 5,730,547 shares of its common stock, par value $0.01 per share, which includes: (i) 3,121,795 shares of its common stock (the “Shares”); (ii) 1,944,475 shares of its common stock (the “September 2012 Warrant Shares”) issuable upon the exercise of warrants purchased with an exercise price of $1.25 and an expiration date of September 28, 2017 (the “September 2012 Warrants”); (iii) 194,446 shares of its common stock (the “Placement Agent Shares”) issuable upon the exercise of a warrant with an exercise price of $0.95 and an expiration date of September 28, 2017 (the “Placement Agent Warrant”); and (iv) 469,831 shares of its common stock (the “June 2008 Warrant Shares”) issuable upon the exercise of warrants purchased in the June 25, 2008 offering with an exercise price of $1.18 and an expiration date of June 25, 2015 (the “June 2008 Warrants”), consisting of shares underlying the June 2008 Warrants purchased and additional warrant shares issuable under the June 2008 Warrants due to certain anti-dilution provisions of the June 2008 Warrants; that may be sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company’s Articles of Organization, as Amended, its Bylaws, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations set forth below, I am of the opinion that the Shares are duly and validly issued, fully paid and non-assessable shares of the common stock.

I am also of the opinion that the September 2012 Warrants have been duly authorized and, if and when the September 2012 Warrants are exercised, provided that the September 2012 Warrants are issued and delivered by the Company pursuant to the terms of the September 2012 Warrants and as described in the Registration Statement, the September 2012 Warrant Shares issued upon exercise of the September 2012 Warrants will be duly and validly issued, fully paid and non-assessable shares of the common stock.

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I am also of the opinion that the Placement Agent Warrant has been duly authorized and, if and when the Placement Agent Warrant is exercised, provided that the Placement Agent Warrant is issued and delivered by the Company pursuant to the terms of the Placement Agent Warrant and as described in the Registration Statement, the Placement Agent Warrant Shares issued upon exercise of the Placement Agent Warrant will be duly and validly issued, fully paid and non-assessable shares of the common stock.

I am also of the opinion that the June 2008 Warrants have been duly authorized and, if and when the June 2008 Warrants are exercised, provided that the June 2008 Warrants are issued and delivered by the Company pursuant to the terms of the June 2008 Warrants and as described in the Registration Statement, the June 2008 Warrant Shares issued upon exercise of the June 2008 Warrants will be duly and validly issued, fully paid and non-assessable shares of the common stock.

My opinion is limited to the Massachusetts Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting those laws) and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares, the September 2012 Warrant Shares, the Placement Agent Shares, or the June 2008 Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Regards,

/s/ Amy M. Trombly, Esq.

Amy M. Trombly, Esq.

cc: Dr. Joseph N. Forkey, Chief Executive Officer

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